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                                                                Exhibit 99(j)(i)

Ernst & Young LLP
555 California Street
Suite 1700
San Francisco, California 94104


                         Consent Of Independent Auditors


We consent to the reference to our firm under the captions "Financial Highlights" and "Other Information" in the Post-Effective Amendment No. 12 to the Registration Statement (No. 33-78960) on Form N-1A of Matthews International Funds and to the incorporation by reference therein of our report dated October 9, 1998, with respect to the financial statements of Matthews International Funds included in its Annual Report to Shareholders filed on Form N-30D with the Securities and Exchange Commission.


Ernst & Young LLP
December 15, 1999